                                                                EXHIBIT 23(d)



                CONSENT OF HOWARD FRAZIER BARKER ELLIOT, INC.
                --------------------------------------------


        We hereby consent to the references to us and to our opinion dated October 12, 1994 in Amendment No.2 to the Registration Statement on Form S-4 (No. 33-85950) of The Parkway Company relating to the proposed merger of EB, Inc. into Parkway Acquisition Corporation, a subsidiary of The Parkway Company, and to the inclusion of such opinion as an appendix to the related Joint Proxy Statement/Prospectus.

DATED:  March 7, 1995

                           HOWARD FRAZIER BARKER ELLIOT, INC.


                           By /s/Charles L. Elliott
                             --------------------------------
                                Name:  Charles L. Elliot
                                Title: Vice-President and Principal



141237